EXHIBIT 99.1

[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L  G R O U P ,  I N C .

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP FISCAL 2009 FIRST QUARTER
CONFERENCE CALL ON THE INTERNET

LEBANON, Tenn. – November 13, 2008 -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) will provide an on-line, real-time Webcast and rebroadcast of its first quarter earnings conference call on Monday, November 24, 2008 beginning at 11:00 a.m. Eastern Time. Company management will discuss financial results for the quarter ended October 31, 2008 and discuss the outlook for fiscal year 2009, which ends on July 31, 2009.

The live broadcast of CBRL Group’s quarterly conference call will be available to the public on-line in the News and Events section on the Company’s website at investor.cbrlgroup.com on November 24, 2008 beginning at 11:00 a.m. (Eastern Time).  An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through December 8, 2008.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 582 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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